Exhibit 99.1

Cardo Medical, Inc. Announces Layoffs

LOS ANGELES, October 7, 2010 /Globe Newswire/ -- Cardo Medical, Inc. (OTCBB: CDOM), an orthopedic medical device company based in Beverly Hills, California, announced today that it terminated 15 of its 30 employees in varying functions and that its Chief Executive Officer, Andrew Brooks, M.D. and President and Chief Operating Officer, Michael Kvitnitsky have agreed to forego their salaries for the foreseeable future. The Company undertook these actions to reduce its operating costs and preserve cash while it continues to seek alternative sources of capital or some other type of restructuring. Most recently, the Company had been seeking funding through a private placement, but was unsuccessful. While these actions are expected to result in substantial salary, fringe benefit and other cost savings going forward, the reduction in staff will result in a scaled-back level of operations and decreases in net sales going forward.

Dr. Brooks commented, "As previously disclosed in our public filings, the Company has been exploring ways to raise additional capital during 2010 and unfortunately, to date we have been unsuccessful. We deeply regret that we have had to terminate so many of our talented employees. At this time, we continue to seek alternative sources of capital, including the selling of some or all of the Company's assets, as well as looking to enter into strategic alliances. In the event we are unable to raise additional funds, we may have to terminate additional employees, further scale back or cease operations and seek other strategic or liquidity alternatives. A special committee will be appointed by the board of directors to explore these alternatives."

About Cardo Medical, Inc.

Cardo Medical, Inc. (OTCBB: CDOM) is an orthopedic medical device company specializing in designing, developing and marketing high performance reconstructive joint devices and spinal surgical devices. Reconstructive joint devices are used to replace knee, hip and other joints that have deteriorated through disease or injury. Spinal surgical devices involve products to stabilize the spine for fusion and reconstructive procedures. Within these areas, we are focused on developing surgical devices, instrumentation and techniques that will enable surgeons to move what are typically inpatient surgical procedures to the outpatient world. We commercialize our reconstructive joint devices through our Reconstructive division and our spine devices through our Spine division. We are committed to exceeding the standards by which any device company is judged. Please visit our website at www.cardomedical.com for more information on our complete portfolio of Reconstructive and spine devices.

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), regarding the Company's financial condition, product development efforts and other non-historical facts about expectations, beliefs or intentions regarding Cardo Medical's business, technologies and products, financial condition, strategies or prospects. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission, whether we are able to raise additional funds on acceptable terms or at all, the effects on our operations and financial results of reducing our workforce in our sales and marketing functions, the amount and timing of expenses associated with our workforce reduction, whether we may have to lay off additional employees, whether we may have to further scale back or cease our operations, and whether we are able to identify and successfully consummate any strategic or liquidity alternatives. In addition, forward-looking statements also may be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. Cardo Medical's forward looking statements speak only as the date of this press release or when made and Cardo Medical does not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

CONTACT: Cardo Medical, Inc.
973-777-8832
www.cardomedical.com